UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

88 Kearny Street, Suite 600,
San Francisco, CA 94108
(Address of principal executive offices and zip code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
__________________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

LendingClub Corporation (the “Company”) is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (“Common Stock”), from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects the listing and trading of the Common Stock on the NYSE to cease at the close of trading on June 18, 2026, and the listing and trading of the Common Stock on Nasdaq to begin at market open on June 22, 2026. The Company’s name will change from LendingClub Corporation to Happen, Inc., effective June 22, 2026 at 12:01 AM Eastern Time.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock included in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 13, 2025, is incorporated herein by reference, except that any reference to “the New York Stock Exchange” is hereby amended to refer to “The Nasdaq Stock Market LLC”, reference to “LendingClub Corporation” is hereby amended to refer to “Happen, Inc.” and reference to the symbol “LC” is hereby amended to refer to “HAPN”.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	June 18, 2026	By:	/s/ ANDREW LABENNE
Andrew LaBenne
Chief Financial Officer
(duly authorized officer)